EXHIBIT 4.3

June 7, 2012

CW Financial Services LLC

555 Fifth Avenue, Fifth Floor

New York, NY 10017

Re:  Piggy-Back Registration Rights with respect to Walker & Dunlop, Inc.

Reference is made to (i) the Registration Rights Agreement dated as of December 20, 2010 (the “2010 Registration Rights Agreement”), by and between Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I thereto, including Column Guaranteed LLC (“Column Guaranteed”), William M. Walker, Mallory Walker, Howard W. Smith, III, Deborah Wilson and Richard Warner (each, a “Current Holder” and together the “Current Holders”) and (ii) the Purchase Agreement dated as of June 7, 2012 among the Company, Walker & Dunlop, LLC, CW Financial Services LLC (“CWFS”) and CWCapital LLC (the “Purchase Agreement”).

In connection with the Purchase Agreement, the Company and CWFS have agreed to the form of Registration Rights Agreement attached as an exhibit to the Purchase Agreement (the “New Registration Rights Agreement”).  The New Registration Rights Agreement will be entered into by CWFS or its assignee(s) at closing of the Purchase Agreement.  In connection with the transactions contemplated by the Purchase Agreement and the rights granted to CWFS under the New Registration Rights Agreement, the Company and CWFS are hereby seeking the consent from the Current Holders regarding the treatment of piggy-back registration rights with respect to securities of the Company held by CWFS and the Current Holders.  Each of the Company, CWFS and the Current Holders, by execution of this letter agreement (this “Agreement”), hereby consent to the treatment of CWFS’s and the Current Holders’ respective “Registrable Securities” (as defined in the 2010 Registration Rights Agreement, in the case of the Current Holders, and as defined in the New Registration Rights Agreement, in the case of CWFS) in connection with “Piggy-Back Registrations” (as defined in the 2010 Registration Rights Agreement, in the case of the Current Holders, and as defined in the New Registration Rights Agreement, in the case of CWFS).

NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereby agree as follows:

1.             Piggy-Back Registration Rights.  Notwithstanding any terms to the contrary in Section 2.2 of the 2010 Registration Rights Agreement and Section 2.2 of the New Registration Rights Agreement, each Holder (as defined below) of common stock of the Company (the “Common Stock”) agrees that:

(a)           If CWFS and/or subsequent Holders of its Registrable Securities, on the one hand, and any Current Holder(s) and/or subsequent Holders of its Registrable Securities, on the other hand, have Piggy-Back Registration rights with respect to an offering of Common Stock for the Company’s own account, and the managing underwriter seeks to reduce the offering in accordance with Section 2.2(b) of each of the New Registration Rights Agreement and the 2010 Registration Rights Agreement, respectively, then each Holder participating in the offering agrees that its Registrable Securities shall be cutback pro rata in accordance with the number of Registrable Securities which such participating Holders have requested to be included in such offering.

(b)           If the Company undertakes an underwritten offering for the account of CWFS and/or subsequent Holders of its Registrable Securities, on the one hand, or any Current Holder(s) and subsequent Holders of its Registrable Securities, on the other hand, then the Company shall provide notice to each Holder no less than 10 Business Days (as defined in the New Registration Rights Agreement) before the proposed offering, and each of the Holders shall have the opportunity to participate in such offering with respect to the number of Registrable Securities as the undersigned may request in writing to the Company within five Business Days of receipt of such notice from the Company.  If the managing underwriter for such underwritten offering advises the Company and the Holders of Registrable Securities that in its opinion the dollar amount or number of shares of Common Stock or other securities that the undersigned seek to include exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then each Holder participating in the offering agrees that its Registrable Securities shall be cutback pro rata in accordance with the number of Registrable Securities which such participating Holders have requested to be included in such offering.

(c)           The parties agree that (i) with respect to any demand by CWFS and/or its Affiliates (as defined below) that are subsequent Holders (the “New Demand Holders”) of its Registrable Securities (“New Demand Registrable Securities”) for an underwritten offering in accordance with the New Registration Statement, the New Demand Holders holding a majority of the New Demand Registrable Securities to be included in such underwritten offering under (a) or (b) above shall be entitled to select the managing underwriters for any such underwritten offering, on behalf of all such participating Holders; and (ii) with respect to any demand by Current Holders (the “Current Demand Holders”) of its Registrable Securities (“Current Demand Registrable Securities”) for an underwritten offering in accordance with the 2010 Registration Statement, the Current Demand Holders holding a majority of the Current Demand Registrable Securities to be included in such underwritten offering under (a) or (b) above shall be entitled to select the managing underwriters for any such underwritten offering, on behalf of all such participating Holders.

(d)           Each Holder agrees that if any Current Holder(s) and/or subsequent Holders of its Registrable Securities exercises a demand for an underwritten offering under Section 2.1(d) of the 2010 Registration Rights Agreement or piggyback registration rights under Section 2.2(a) of the 2010 Registration Rights Agreement, and other holders under the 2010 Registration Rights Agreement that are not Current Holders elect to participate in such underwritten offering (such participants, the “Other Holders”), then the Registrable Securities of the Holders participating in such underwritten offering shall participate pro rata based in accordance with the number of Registrable Securities which such participating Holders have requested to be included in such offering, but shall be subordinate in priority with respect to any underwriter cutback (if any) to the Registrable Securities of such Other Holders.

(e)           Except as modified by this Agreement, the terms of Section 2.2 of each of the 2010 Registration Rights Agreement and the New Registration Rights Agreement remain in full force and effect.

(f)            For purposes of this Agreement, “Holders” means (a) CWFS and any assignee or transferee (of CWFS or any subsequent Holder) of any of the Registrable Securities, provided such assignee or transferee agrees in writing to be bound by the provisions hereof; and (b) any Current Holder and any assignee or transferee (of such Current Holder or any subsequent Holder) of any of the Registrable Securities, provided such assignee or transferee agrees in writing to be bound by the provisions hereof.

2.             Demand Rights of Column Guaranteed.  Each of the Company and Column agree that, notwithstanding the requirement of Section 2.1(d) of the 2010 Registration Rights Agreement that the holders thereunder requesting an Underwritten Offering Notice must represent at least 10% of the Private Placement Shares (as defined in the 2010 Registration Rights Agreement) originally issued in the Formation Transactions (as defined in the 2010 Registration Rights Agreement), Column and/or its subsequent Holders shall be entitled to submit an Underwritten Offering Notice under the 2010 Registration Rights Agreement so long as such Holders represent at least 5% of issued and outstanding shares of the Company as of the Closing Date (as defined in the Purchase Agreement).  Except as modified by the foregoing, the terms and conditions of Section 2.2(d) remain in full force and effect.

3.             Shelf Registration Statement.  In connection with filing the registration statement as required under Section 2.1(a) of the New Registration Rights Agreement (the “New Shelf Registration Statement”), the Company shall include the Registrable Securities of the Current Holders so that such Registrable Securities shall be registered under the New Shelf Registration Statement, together with the Registrable Securities of CWFS.

4.             Effective Time; Termination.  The undersigned agree that the terms of this Agreement shall not be effective unless and until the closing occurs under the Purchase Agreement, and upon termination of the Purchase Agreement in accordance with its terms, this Agreement shall terminate.

5.             Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

6.             Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may be assigned by any Holder in connection with a transfer of some or all of such Holder’s Registrable Securities to any of its Affiliates (as defined in the New Registration Rights Agreement) or to any third party in a private placement transaction, provided that such transferee agrees in writing to be bound by all of the provisions hereof. This Agreement and the obligations of each Holder hereunder shall be assumed by the transferee of such Holder in connection with such Holder’s transfer of Registrable Securities and its registration rights under the 2010 Registration Rights Agreement or the New Registration Rights Agreement, as applicable, and such shall transferee agree in writing to be bound by all of the provisions hereof.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns.

7.             Notices.  Any notice to be given by any party to this Agreement shall be given in writing and may be effected by facsimile, personal delivery, overnight courier or e-mail (provided receipt of such email is evidenced by a reply email), addressed as follows (or by another means approved in writing by a party pursuant to a notice given in accordance with this Section 7):

If to the Company:

Walker & Dunlop, Inc.

7501 Wisconsin Avenue, Suite 1200E

Bethesda, Maryland 20814

Attention:  General Counsel

Fax:  (301) 634-2190

E-mail:  RLucas@walkerdunlop.com

If to CWFS:

CWCapital LLC

c/o CW Financial Services, LLC

7501 Wisconsin Avenue, Suite 500W

Bethesda, Maryland 20814

Attention:  Carla Stoner

Fax:  (301) 222-4714

E-mail:  cstoner@cwcapital.com

And

Attention: Scott Spelfogel, General Counsel

Fax:  (866) 572-7745

E-mail:  sspelfogel@cwcapital.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: George Petrow, Esq.

Fax (212) 839-5599

Email: gpetrow@sidley.com

and

Attention:  Matthew J. Rizzo, Esq.

Fax:  (212) 839-5599

Email: mrizzo@sidley.com

If to Column:

Column Financial, Inc.

11 Madison Avenue

New York, New York 10010

Attention: Edmund Taylor

Fax:  (212) 538-2200

E-mail:  edmund.taylor@credit-suisse.com

with a copy to:

Credit Suisse

1 Madison Avenue

New York, New York 10010

Facsimile: (212) 325-8282

Attn: Legal and Compliance Division

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Doug Warner, Esq.

Facsimile: (212) 310-8007

Email: doug.warner@weil.com

If to any other Current Holder:  such notice address as shall be provided to the Company by such Current Holder following the date hereof but prior to the closing under the Purchase Agreement.

With respect to any subsequent Holder:  such notice address as provided at such time that such Holder agrees in writing to be bound by all of the provisions hereof.

The date of service for any notice sent in compliance with the requirements of this Section 7 shall be (i) the date such notice is personally delivered, (ii) the next succeeding Business Day (as defined in the New Registration Rights Agreement) after the date of delivery to the overnight courier if sent by overnight courier or (iii) the next succeeding Business Day after the date of transmission by electronic mail or facsimile.

8.             Entire Agreement.  This Agreement (and the 2010 Registration Rights Agreement and New Registration Rights Agreement) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

9.             Amendment and Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

10.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

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Please confirm your agreement to the foregoing by signing and returning a copy of this Agreement.

COLUMN GUARANTEED LLC

By:	/s/ Edward F. Taylor
Name	Edward F. Taylor
Title	President

Piggyback Side Letter

Signature Page

Please confirm your agreement to the foregoing by signing and returning a copy of this Agreement.

/s/ William M. Walker
Name: William M. Walker

Piggyback Side Letter

Signature Page

Please confirm your agreement to the foregoing by signing and returning a copy of this Agreement.

/s/ Mallory Walker
Name: Mallory Walker

Piggyback Side Letter

Signature Page

Please confirm your agreement to the foregoing by signing and returning a copy of this Agreement.

/s/ Howard K. Smith, III
Name: Howard K. Smith, III

Piggyback Side Letter

Signature Page

Please confirm your agreement to the foregoing by signing and returning a copy of this Agreement.

/s/ Deborah Wilson
Name: Deborah Wilson

Piggyback Side Letter

Signature Page

Please confirm your agreement to the foregoing by signing and returning a copy of this Agreement.

/s/ Richard C. Warner
Name: Richard C. Warner

Piggyback Side Letter

Signature Page

Acknowledged and Agreed:

CW FINANCIAL SERVICES LLC

By:	/s/ Charles R. Spetka
Name: Charles R. Spetka
Title: Chief Executive Officer

Piggyback Side Letter

Signature Page

Acknowledged and Agreed:

WALKER & DUNLOP, INC.

By:	/s/ William Walker
Name: William Walker
Title: President and CEO

Piggyback Side Letter

Signature Page